JOINT FILER INFORMATION

NAME:

Frost Gamma Investments Trust

ADDRESS:

4400 Biscayne Blvd

Miami, FL 33137

Designated Filer:

Phillip Frost, M.D.

Issuer and Ticker Symbol:

Cocrystal Pharma, Inc. (COCP)

Date of Event Requiring

Statement:

August 11, 2014

FROST GAMMA INVESTMENTS TRUST

by:           /s/  Phillip Frost, M.D.

Phillip Frost, M.D., Trustee